EXHIBIT 23.1

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                                                             Peter Messineo, CPA
                                             1982 Otter Way Palm Harbor FL 34685
                                                              peter@cpa-ezxl.com
                                                   T 727.421.6268 F 727.674.0511
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1/A#4 is a part, reference to my report dated April 6, 2010 relative to the financial statements of Obscene Jeans Corp., as of February 28, 2010 and for the period September 21, 2009 (date of inception) through February 28, 2010.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.


/s/ Peter Messineo, CPA

Peter Messineo, CPA
Palm Harbor Florida
July 30, 2010